UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 1, 2011

GOLD HORSE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Florida	000-30311	22-3719165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 31 Tongdao South Road, Hohhot, Inner Mongolia, China	010030
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	86 (471) 339-7999

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The contracts between Messrs. Gregory Wolfson and Noel "Bud" Robyn (“Directors”) and Gold Horse International, Inc. (the "Company") expire effective July 1, 2011. Both the Company and the Directors agree that they should not stand for re-election as members of Board of Directors for fiscal 2012. Messrs. Wolfson and Robyn were both members of the Company’s Audit Committee, while Mr. Wolfson was a member of the Nomination and Governance Committee, and Mr. Robyn was a member of the Compensation Committee. As of the date of their disengagement, there are no disputes over any issue regarding business or services between the Directors and the Company, and the discontinuance of the appointment was prompted by the determination by the Company that the Company expects to reconstruct the management team with the purpose of reducing redundancy and increase work efficiency of the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLD HORSE INTERNATIONAL, INC.

Date: July 1, 2011	By:	/s/ Adam Wasserman
Adam Wasserman, Chief Financial Officer